SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2006

CINERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11377	CINERGY CORP. (A Delaware Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-1385023

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On March 1, 2006, Cinergy Corp. (“Cinergy”) received notice from the plan administrator of the Cinergy Corp. Non-Union Employees’ 401(k) Plan, Cinergy Corp. Union Employees’ 401(k) Plan and Cinergy Corp. Union Employees’ Savings Incentive Plan (collectively, the “401(k) Plan”) informing it that the Cinergy Stock Fund under the 401(k) Plan will be closed for participant transactions from the close of business on March 31, 2006 until sometime during the week of April 2, 2006. The blackout period is necessary for the 401(k) Plan’s recordkeeper, Fidelity Investments, to clear all pending trades, determine final share balances, and process the exchange of Cinergy securities for Duke Energy Holding Corp. (“Duke Energy”) securities pursuant to the Agreement and Plan of Merger, dated May 8, 2005, between Cinergy and Duke Energy Corporation. On March 7, 2006, Cinergy sent a notice to its directors and executive officers informing them that during the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Cinergy’s insider trading policy, they will be unable to trade in Cinergy or Duke Energy common stock (or related securities). During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting Cinergy Corp., Attention: Vice President, Human Resources, 139 East Fourth St., Cincinnati, OH 45202 (telephone (513) 421-9500).

The notice to directors and executive officers of Cinergy is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Cinergy Corp. Notice to Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

	By	/s/ MARC E. MANLY
Dated: March 7, 2006		Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer